EXHIBIT 10.6

PLAN OF PURCHASE AND AGREEMENT

Plan of Purchase and Agreement dated this	30 day of November, 1997,
by and between NUTEK, INC. a publicly held corporation, organized and existing under the laws of the State of Nevada, with its principal office at 23792 Rockfield Blvd., Suite #140, Lake Forest, California, 92630 (the 'PURCHASER' and SRC INTERNATIONAL INC., a closely held corporation, organized and existing under the laws of the State of Illinois, with its principal Office at 142 S. Lodge Lane, Lombard, Illinois 60148 ("SRC") and its SHAREHOLDERS, listed on Attachment A.

WHEREAS, the PURCHASER, By its Certificate of Incorporation, has authorized capital stock consisting of 50,000,000 shares of voting Common Stock par value $.001 per share, of which shares are issued and outstanding ("Purchasers" Common Stock), and,

Whereas, SRC, by its Certificate of Incorporation, has authorized capital stock consisting of 50,000,000 shares of voting Common Stock, par value $.001 per share, of which are now issued and outstanding, owned by its SHAREHOLDERS, as listed on Attachment A, and,

WHEREAS, the parties hereto desire to adopt a tax-free stock for stock exchange of shares, and,

WHEREAS, the parties hereto believe many efficiencies can be accomplished as a result of this Plan of Purchase, such as, development of a stronger organization with greater access to capital for growth and lower financing costs, diversification into new fields, improvement of competitive position, and promotion of the expansion of the business and operations presently conducted by the PURCHASER and SRC.

NOW, THEREFORE, in consideration of the foregoing and mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.	Adoption of the Plan of Purchase

The parties hereto hereby adopt the plan of Purchase which will comprise the acquisition by the PURCHASER of 100% of the outstanding voting shares of S R C solely in exchange for voting shares of the Common Stock, par value $.001 per share (the Common stock) of the PURCHASER upon and subject to the terms and conditions of this Plan of Purchase as hereinafter set forth. The parties hereto will promptly take such corporate and legal action as in the Opinion of their respective officers may be necessary or desirable to effect such Plan of Purchase.

2.	Manner of Exchange of Shares

2.1	Subject to the terms and conditions of this Plan of Purchase and Agreement, the manner of exchange of the outstanding shares of the Common Stock of S R C for the shares of the PURCHASER shall be as follows:

2.1.1 The SHAREHOLDERS of S R C each agree to assign, transfer and deliver all of the Common Stock of SRC owned by them, for a total ----- of shares, constituting 100% of the outstanding shares of S R C and free and clear of all liens, pledges, charges and encumbrances of every find, nature and description to the PURCHASER on the closing (as hereinafter defined) in exchange for the shares of the PURCHASER referred to in paragraph 2.1.2 pursuant to the Plan of Purchase and Agreement.

2.1.2	 On the Closing Date, the PURCHASER hereby agrees to assign, transfer and deliver to each SHAREHOLDER one share of NuTek, Inc. Common Stock for every one share of S R C Common Stock delivered, for a total of --- shares.

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3.	Closing

The Closing provided for in this Agreement shall take place at the offices of the PURCHASER on the day of November, 1997, or at such other place or such other time as the parties shall mutually agree (the "Closing"),

4.	Schedules of Properties, Contracts and Personnel Data to be Delivered by
S R C prior to Closing SRC shall deliver to the PURCHASER, as soon as practical after the execution hereof, but in no event later than ten days before the Closing, accurate lists and summary descriptions, certified correct by authorized officers of SRC, of the following:

4.1 	Real Property - All real property owned of record or beneficially or leased by the Company, accompanied by the original or certified copies of the deeds, leases, title insurance polices and other relevant documents.

4.2	 Inventories  -  Inventories of materials, machinery, equipment, furniture and fixtures, as recorded in the books of account of SRC.

4.3	 Patents, Trademarks, Trade secrets, Etc.   All patents, patent
applications, trademarks, trademark registration and applications thereof, patent licenses, contracts with employees or others relating in whole or in part to disclosure, assignments or patenting of any invention, discoveries, improvements, processes, formulae or other know-how and all other agreements relating to any item in any categories referred to herein owned partially or totally by S R C, accompanied by the originals or certified copies thereof.

4.4 	Automobiles and Trucks - A schedule of all autos, trucks and other vehicles owned or leased by SRC.

4.5 Insurance policies - A schedule of all insurance policies, respect to S R C and covering its properties, building, machinery, equipment, furniture, fixtures, and operations, accompanied by the originals or certified Copies thereof.

4.6	 Certain Salaried Employees - the names and current salary
rates of all of S R C's present officers, directors and employees whose current annual salary rate is equivalent to $15,000 or more, together with a summary of bonuses, additional compensation Such as an overriding royalty, and other like benefits, if any, paid or payable to such persons for the calendar years 1997 and 199a

4.7	 Banks - The name or each bank, in which S R C has an account or safety deposit box, the amount of deposit therein, and the names of all persons authorized to draw thereon or have access thereto.

4.8	 Powers of Attorney - The names of all persons, if any, holding powers of attorney from S R C.

4.9	 Stock Options -  The names of all optionees, if any, holding outstanding options to purchase the stock of SRC, the date and expiration date thereof, the number of shares of stock subject thereto and the option price.

4.10 Loan and Credit Agreements - All mortgages, deeds of trust, loan or credit agreements, performance bonds, and similar instruments to which S R C is a party.

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4.11	 Government Authorization or License - All authorizations,
licenses or registrations or applications therefor not otherwise covered herein, presently issued to registered in the name of, SRC, necessary for the conduct of its business, accompanied by the originals or certified copies thereof.

5.	Documents to be Delivered to the PURCHASER By S R C at the Closing

5.1	 At the Closing, S R C and/or the SHAREHOLDERS shall deliver to the PURCHASER the following:

5.1.1	 Certificates representing all of the outstanding shares of S R C, for a total of shares, all of which shall be duly endorsed in blank, or, in the alternative, with stock powers affixed thereto, in proper form for transfer, with transfer taxes with respect to such shares, it applicable, paid, or a check for the necessary costs thereof delivered.

5.1.2	 Contracts for all of the officers and directors of SRC who are remaining with the Company.  Resignations for those who are not remaining.

5.1.3	 The minute book,  stock certificate book and ledger and other similar corporate records, including the items listed in paragraph 4.1 through 4.11 hereof, it not previously delivered, together with all books, records, tax returns and other similar items necessary or convenient to the conduct of the business of the COMPANY.

5.1.4	 The original or certified copies of the certificate of Incorporation and By-Laws of S R C.

3.1.5	 A management prepared Balance sheet and Statement of Profit and
Loss of S R C, for the period ending November 30, 1997, In conformity with generally accepted accounting principles applied on a consistent basis.

6.	Warranties of SRC and the SHAREHOLDERS that:

6.1 	S R C and the SHAREHOLDERS represent, warrant and covenant

6.1.1	  S R C is a corporation organized and existing under the
laws of the State of Illinois, with full authority and licenses wherever required in order to conduct its business as presently being carried on and with full power and authority to carry out the transaction contemplated under this Plan of Purchase and Agreement.

6.1.2	  The Common Stock of SRC to be delivered to the PURCHASER
has been validly issued, fully paid and non-assessable and that such shares are, and shall be free and clear of all liens, pledges, charges, options, calls, agreements and encumbrances of every kind, nature and description.

6.1.3	  All corporate and other proceedings required to be taken
by or on its part to authorize it to carry this Plan of Purchase and Agreement have been duly and properly taken and this Plan of Purchase and Agreement is valid and binding obligation of S R C and the SHAREHOLDERS and enforceable in accordance with its terms.

6.1.4. The original or certified copies of the Certificate of Authority and by-Laws of S R C delivered to the PURCHASER are correct and complete.

6.1.5 S R C has no material liabilities or obligations except those disclosed on the financial statements of S R C delivered to the PURCHASER pursuant to paragraph 5.1.5 hereof or incurred in the normal and regular conduct of its business since the date of the aforesaid financial statements.

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6.1.6	 S R C is not a party to any written or oral, express or implied, agreement of any kind, nature or description, except those required to be set forth in paragraphs 4.1 through 4.11 hereof.

6.1.7	 S R C has in all respects performed all obligations required to be performed by it to date and is not in default under any agreement, lease, or other instrument of which it is a party.

6.1.8	 There	are no actions, suits, proceedings, or investigations (whether or not purportedly on behalf of S R C), threatened against or affecting S R C or its properties, business, at law or in equity, or before any federal, state municipal or other governmental department, Commission board, bureau, agency, instrumentality, domestic or foreign.

6.1.9	 SRC has complied in all material respects with all laws regu1ations and judicial or administrative tribunal orders applicable to its business and holds all licenses or permits required to conduct the business now being conducted by it.

6.1.10 All federal, state and local tax returns required to be filed by SRC have been duly filed. All federal, state, city, profits, franchise, sales, use, occupation, property, excise or other taxes due have been duly paid or adequately reserved for upon the books of S R C.

6.1.11 No representation or warranty by S R C or the SHAREHOLDERS in this Plan of Purchase and Agreement or in any document delivered pursuant to the terms hereof or in connection with the consummation of the transaction contemplated hereby will contain any untrue statement of material fact or omit to state a material fact necessary to make the statement contained therein not misleading.

6.1.12 The representations and warranties of S R C and the SHAREHOLDERS contained herein shall be true as of the Closing with the same effect as though all such representations and warranties had been made on and as of that date.

7.	Documents to be Delivered to S R C by the PURCHASER at the Closing

7.1 At the Closing, the PURCHASER will deliver to each SHAREHOLDER or any person or persons authorized, in writing signed by the SHAREHOLDER, a certificate for the number of shares tendered, on a one for one basis, of its Common Stock, in the name of each SHAREHOLDER, to which he/she is entitled pursuant to the provisions of paragraph 2.1.2 hereof, with transfer taxes and fees with respect to such shares, if applicable, paid, provided, the PURCHASER receives or has received the shares of the common stock of S R C to which it is entitled pursuant to paragraph 2.1.1 hereof.

8.	Warranties of the Purchaser

8.1   The PURCHASER represents and warrants that:

8.1.1 The PURCHASER is a corporation duly organized and existing and in good standing under the laws of the State of Nevada, with full authority and licenses wherever required in order to conduct its business as now being carried on, and with full power and authority to carry out the transactions contemplated under this Plan of Purchase and Agreement.

8.1.2 The Common Stock of the PURCHASER to be delivered hereunder is, and will be, validly issued, fully paid and non-assessable, and such stock is and shall be free and clear of all encumbrances of every kind, nature or description.

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8.1.3   All corporate and other proceedings required to be taken
by or on its part to authorize it to carry out this Plan of Purchase and Agreement have been duly and properly taken and this Agreement is a valid and binding obligation of the PURCHASER enforceable in accordance with its terms.

8.1.4 The PURCHASER has authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.001 per share of which shares are issued and outstanding.

8.1.5	 The PURCHASER has authorized preferred stocks outstanding which amounts, terms and conditions are to be disclosed in writing.

8.1.6	   There are no actions, suits, proceedings or investigations pending or to the knowledge of the PURCHASER threatened against or affecting the PURCHASER or its properties or business, at law, or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

8.1.7 The PURCHASER is not in default with respect to any order, writ, injunction or decree of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

8.1.8	  The PURCHASER has compiled in all material respect with all laws, regulations and judicial or administrative tribunal orders applicable to its business now being conducted by it.

8.1.9	 The financial statements of the PURCHASER heretofore
delivered by it to S R C are true and correct in all material respects and the PURCHASER has no 'material liabilities except those disclosed on such financial statements or incurred in the normal and regular conduct of its business since the date of such statements.

8.1.10 The representations and warranties of the PURCHASER contained herein shall be true as of the Closing with the same effect as though all such had been made on and as of that date.

8.1.11 The PURCHASER has in all respects performed all obligations required to be performed by it to date and is not in default under any agreement, lease, or other instrument of which it is a party

8.1.12 The PURCHASER represents and warranties that no rollback (reverse split) of NuTek's Common Stock is intended at this time. If a rollback (reverse split) is performed over the next two years, then the maximum rollback (reverse split) that the shares issued to the SHAREHOLDERS of S P C will be subject to is a one new share for two old shares.

9.	Investment Purpose

9.1 The SHAREHOLDERS each understand that the Common Stock to be acquired by him/her pursuant to this Plan of Purchase and Agreement have not been registered under the Securities Act of 1933, as amended (the 'Act'). Each SHAREHOLDER represents that he/she is acquiring the Common Stock to be issued to them pursuant to this Plan of Purchase and Agreement for investment and not with a view to, or for sale in connection with, any distribution thereof and that he/she has no present intention of or distributing the Common stock, and understands that an appropriate legend is noted on each stock certificate.

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9.2   The SHAREHOLDERS each agree that he/she will not offer, sell or transfer or otherwise dispose of any of the Common Stock, acquired by him/her pursuant to this Plan of Purchase and Agreement, except in compliance with the Securities Act of 1933, as amended the Securities Exchange Act of 1934, as amended and the Rules and Regulations promulgated there under by the Securities and Exchange Commission.

10.	Registration of the Common Stock

If the PURCHASER shall at any time register any securities for its own account or for the account of others under the Act on Form S-I or any comparable form, the PURCHASER will give the SHAREHOLDERS timely notice of such registration (either prior to or upon the filing of a registration statement in respect thereof) and promptly, after receipt of a written request made by the SHAREHOLDERS or any one or more of them, within twenty (20) days after giving of such notice, the PURCHASER at its sole expense, will register under such Act all or part of such Common Stock covered by such request provided the offering of such Common Stock may be deferred for a period not exceeding forty (40) days from the effective date of such registration statement, if the underwriter for securities to be sold by the PURCHASER is of the opinion that a simultaneous offering of such Common Stock would adversely interfere with the sale of such securities.

11.	Assigns

All of the terms and provisions of this Plan of Purchase and Agreement shall be binding upon and inure to the benefit of and be enforceable by the individual parties hereto and their respective executors, administrators, heirs, successors and assigns, and the corporate parties hereto and their respective successors and assigns.

12,	Survival of Representations

All representations, warranties and agreements of the parties shall survive the Closing.

13  Hold Harmless

The PURCHASER agrees to indemnify and hold harmless each shareholder, officer, director and employee of SRC harmless, from any and all liabilities to any other person(s) or entity, based on a claim arising out of such status, during the time, he or she was a shareholder, officer, director or employee of S R C.

14, Expenses

In connection with this Plan of Purchase and Agreement and the transactions contemplated hereby, SRC and the SHAREHOLDERS shall pay their own expenses and costs and the PURCHASER shall pay its own expenses and costs.

15. Further Assurances

Each of the parties hereto will at any time and from time to time before and after the Closing, upon request of another party so to do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances which may be required to carry out the provisions of this Agreement.

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16.	Notices

Any notice or other document to be given hereunder or pursuant hereto to any party shall be in writing and delivered personally or sent by certified or registered mail, return receipt requested, to the respective address of the party set forth in the first paragraph on the first page of this Plan of Purchase and Agreement or listed on the Attachment A (Shareholder's List).

17. Governing Law

The parties hereto agree that this agreement, regardless of where executed or delivered, the laws of the State of Nevada shall govern the interpretation of this Plan of Purchase and venue shall be in a court of competent jurisdiction located in Las Vegas, Nevada.

18.	Amendments and Counterparts

This instrument contains the entire agreement between the parties and may not be altered, amended or terminated except in writing signed by all parties. This Plan of Purchase and Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF. the parties hereto have caused this plan of Purchase and Agreement to be duly executed as of the day and year written in the space provided below or on Attachment A next to the respective lines for signatures.

NUTEK, INC. (PURCHASER)

ATTEST FOR NUTEK, INC.

By:  By:

/s/ Michael A. Furr
------------------------------
President/CEO, Secretary
Dated:  November 30, 1997


NuTek, Inc.
Corporate Seal


S R C INTERNATIONAL, INC. (SELLER)

By: /s/ David K. Zorn
----------------------
David Zorn
President

Dated:  November 30, 1997

S R C INTERNATIONAL, INC
CORPORATE SEAL
ATTEST FOR S R C INTERNATIONAL, INC.

By: /s/ David K. Zorn
----------------------
David Zorn

Secretary

Dated: November 30, 1997

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